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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated February 4, 2005, accompanying the consolidated balance sheets of SSA Global Technologies, Inc. and Subsidiaries as of July 31, 2004 and July 31, 2003, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the year ended July 31, 2004, the year ended July 31, 2003, and the nine months ended July 31, 2002 contained in Amendment No. 5 to Form S-1 in the Registration Statement and Prospectus of SSA Global Technologies, Inc. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
Chicago, Illinois
February 25, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM